UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2022

Arcellx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41259	47-2855917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 West Watkins Mill Road, Suite A

Gaithersburg, MD 20878

(Address of principal executive offices, including zip code)

(240) 327-0603

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	ACLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 15, 2022, Arcellx, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., SVB Securities LLC, William Blair & Company, L.L.C. and Canaccord Genuity LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering of 7,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $16.00 per share (the “Offering”). The Company also granted the Underwriters an option to purchase up to 1,050,000 shares of the Company’s common stock at the public offering price, less underwriting discounts and commissions, which the Underwriters exercised in full on June 17, 2022.

The Offering closed on June 21, 2022. The gross proceeds to the Company from the Offering were $128.8 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering was made pursuant to the Company’s effective registration statements on Form S-1 (Registration Statement Nos. 333-265573 and 333-265646) and the related accompanying prospectus, in each case filed with the Securities and Exchange Commission.

On June 21, 2022, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 21, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCELLX, INC.

	By:	/s/ Rami Elghandour
Rami Elghandour
Chief Executive Officer
Date: June 21, 2022